EX 99.28(h)(45)

Amendment to
Amended and Restated Transfer Agency Agreement
Between JNL Variable Fund LLC and Jackson National Asset Management, LLC

This Amendment is by and between JNL Variable Fund LLC, a Delaware limited liability company (“Fund”), and Jackson National Asset Management, LLC, a Michigan limited liability company (“JNAM”).

Witnesseth

Whereas, the Fund and JNAM entered into an Amended and Restated Transfer Agency Agreement (“Agreement”) dated February 28, 2012.

Whereas, under the terms of the Agreement, JNAM renders certain transfer agency and other services to units of beneficial interest in separate fund of shares (each a “fund”) of the Fund.

Whereas, the parties have agreed to amend Schedule A of the Agreement to amend certain fund names from the “Current Fund Name” to the “New Fund Name,” as set forth below, effective April 29, 2013:

Current Fund Name	New Fund Name
JNL/Mellon Capital Management DowSM 10 Fund	JNL/Mellon Capital DowSM 10 Fund
JNL/Mellon Capital Management S&P® 10 Fund	JNL/Mellon Capital S&P® 10 Fund
JNL/Mellon Capital Management Global 15 Fund	JNL/Mellon Capital Global 15 Fund
JNL/Mellon Capital Management 25 Fund	JNL/Mellon Capital 25 Fund
JNL/Mellon Capital Management Select Small-Cap Fund	JNL/Mellon Capital Select Small-Cap Fund
JNL/Mellon Capital Management Nasdaq® 25 Fund	JNL/Mellon Capital Nasdaq® 25 Fund
JNL/Mellon Capital Management Value Line® 30 Fund	JNL/Mellon Capital Value Line® 30 Fund
JNL/Mellon Capital Management DowSM Dividend Fund	JNL/Mellon Capital DowSM Dividend Fund
JNL/Mellon Capital Management S&P® 24 Fund	JNL/Mellon Capital S&P® 24 Fund
JNL/Mellon Capital Management VIP Fund	JNL/Mellon Capital VIP Fund
JNL/Mellon Capital Management JNL 5 Fund	JNL/Mellon Capital JNL 5 Fund
JNL/Mellon Capital Management JNL Optimized 5 Fund	JNL/Mellon Capital JNL Optimized 5 Fund
JNL/Mellon Capital Management S&P® SMid 60 Fund	JNL/Mellon Capital S&P® SMid 60 Fund
JNL/Mellon Capital Management NYSE® International 25 Fund	JNL/Mellon Capital NYSE® International 25 Fund
JNL/Mellon Capital Management Communications Sector Fund	JNL/Mellon Capital Communications Sector Fund
JNL/Mellon Capital Management Consumer Brands Sector Fund	JNL/Mellon Capital Consumer Brands Sector Fund
JNL/Mellon Capital Management Oil & Gas Sector Fund	JNL/Mellon Capital Oil & Gas Sector Fund
JNL/Mellon Capital Management Financial Sector Fund	JNL/Mellon Capital Financial Sector Fund
JNL/Mellon Capital Management Healthcare Sector Fund	JNL/Mellon Capital Healthcare Sector Fund
JNL/Mellon Capital Management Technology Sector Fund	JNL/Mellon Capital Technology Sector Fund

Now Therefore, the parties hereby agree to amend the Agreement as follows:

1.	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated April 29, 2013, attached hereto.

2.	This Amendment may be executed in two or more counterparts, which together shall constitute one document.

In Witness Whereof, the parties have caused this Amendment to be executed as of November 30, 2012, dated as of April 29, 2013.

Attest:	JNL Variable Fund LLC

/s/ Norma M. Mendez	By:	/s/ Kristen K. Leeman
Norma M. Mendez	Name:	Kristen K. Leeman
	Title:	Assistant Secretary

Attest:	Jackson National Asset Management, LLC

/s/ Norma M. Mendez	By:	/s/ Mark D. Nerud
Norma M. Mendez	Name:	Mark D. Nerud
	Title:	President and CEO

Schedule A
April 29, 2013

Funds
JNL/Mellon Capital Dow SM 10 Fund
JNL/Mellon Capital S&P® 10 Fund
JNL/Mellon Capital Global 15 Fund
JNL/Mellon Capital 25 Fund
JNL/Mellon Capital Select Small-Cap Fund
JNL/Mellon Capital Nasdaq® 25 Fund
JNL/Mellon Capital Value Line® 30 Fund
JNL/Mellon Capital DowSM Dividend Fund
JNL/Mellon Capital S&P® 24 Fund
JNL/Mellon Capital VIP Fund
JNL/Mellon Capital JNL 5 Fund
JNL/Mellon Capital JNL Optimized 5 Fund
JNL/Mellon Capital S&P® SMid 60 Fund
JNL/Mellon Capital NYSE® International 25 Fund
JNL/Mellon Capital Communications Sector Fund
JNL/Mellon Capital Consumer Brands Sector Fund
JNL/Mellon Capital Oil & Gas Sector Fund
JNL/Mellon Capital Financial Sector Fund
JNL/Mellon Capital Healthcare Sector Fund
JNL/Mellon Capital Technology Sector Fund

A-1